UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 20, 2003

                             THE DELTONA CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                    1-4719                      59-0997584
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
     Of Incorporation)             File Number)              Identification No.)

                            8014 SW 135th Street Road
                                 Ocala, FL 34473
                                  (352)307-8100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On November 20, 2003, the Company was served with a lawsuit filed in the Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida (Case No. 03-25259 CA 25) entitled Wilbur Forbes, individually and on behalf of a class of all other similarly situated minority stockholders, vs. The Deltona Corporation; Yasawa Holdings, N.V., a Netherlands Antilles corporation; Selex International B.V., a Netherlands corporation; Wilbury International, N.V., a Netherlands Antilles corporation; Swan Development Corporation; Scafholding B.V., a Netherlands corporation; Antony Gram, an individual; George W. Fischer, an individual; Thomas B. McNeill, an individual; Rudy Gram, an individual; and Christel DeWilde, an individual. The Plaintiff, is seeking unspecified declaratory and supplemental relief, including unspecified monetary damages, pursuant to Fla. Stat ss86.011., et. seq., for alleged breach of fiduciary duty, conspiracy, and violation of Section 155 of the Delaware General Corporation Law (8 Del. C. ss155). The complaint alleges that the Company"s Board of Directors has approved a transaction which will privatize the Company and liquidate all of the Company's minority shareholders through a mechanism of a 500,000 to 1 "reverse stock split" and "related cash purchase" of ensuing fractional shares at the price of $0.40 per pre-split share, which the Plaintiff alleges is below "fair value". The lawsuit has only recently been filed. The Registrant believes it has meritorious defenses to the plaintiff's claims and intends to vigorously defend this action.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE DELTONA CORPORATION
                                                        (Registrant)
Date: November 24, 2003                            /s/ Robert O. Moore
                                                   ---------------------------
                                                   Robert O. Moore,
                                                   Chief Financial Officer


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